Exhibit 10.6

July 25, 2006

Board of Directors
Carrizo Oil & Gas, Inc.
1000 Louisiana, Suite 1500
Houston, TX 77002
Attention: Mr. Paul F. Boling
Chief Financial Officer

Re:	Engagement of Johnson Rice & Company L.L.C. as Managing Placement Agent of up to 1,350,000 shares of Common Stock

Dear Sir:

1.  Engagement of Placement Agent. Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), proposes to make a private placement (the “Offering”) of up to 1,350,000 shares of the Company’s common stock (“Common Stock”), par value $0.01 per share (individually, a “Security”, and collectively, the “Securities”), pursuant to the exemptions (the “Exemptions”) from registration provided in the Securities Act of 1933, as amended (the “Securities Act”). By entering into this Placement Agent Agreement (this “Agreement”), the Company engages Johnson Rice & Company L.L.C. (the “Agent”) as its managing “Placement Agent,” and as a representative of such other participating broker/dealers as from time to time are mutually agreed upon by the parties hereto and listed on Exhibit C attached hereto (collectively, the “Placement Agents”), as from time to time updated, and provided that each such other broker/dealers enter into an agreement with the Agent in the form attached hereto as Exhibit E (the “Agreement Among Placement Agents”) agreeing upon the allocation to the Placement Agents, cross-indemnities and such other agreements typically found in agreements among multiple placement agents, in connection with the Offering through July 27, 2006, at which time this Agreement may terminate in accordance with Section 11 hereof. By entering into this Agreement, the Agent acting on behalf of itself and the other Placement Agents, severally, accepts such engagement and agrees, as more fully described in Section 4(a) hereof, to use its reasonable best efforts to place up to 1,350,000 shares of Securities solely with (i) institutions that are “accredited investors” within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act that (A) are current security holders of the Company or have been security holders of the Company within the 12 months prior to the date the Agent or the Company first contacted such prospective investor regarding the Offering (but not, in either case, someone who only became a securityholder within 30 days of such date) and (B) have a prior substantive relationship with either the Company or the Agent prior to the date the Agent or the Company first contacted such investor regarding the Offering; and (ii) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act that (A) did not attend, participate in, listen to or view (in each case, whether in person or via webcast, whether live or via replay or other delayed transmission or otherwise) any investment conferences at which the

Company made presentations (including the viewing or listening to the Company’s presentation for such conference) within the 30 days prior to the date on which such prospective investor was first contacted by the Company or the Agent in connection with the proposed purchase of Shares in the Offering and (B) have a prior substantive relationship with either the Company or the Agent prior to the date the Agent or the Company first contacted such prospective investor regarding the Offering or any such conference or presentation; in each case including those institutions listed on Exhibit D hereto and any other such institutions approved by the Company (the persons described in this sentence being referred to herein as the “Qualified Investors”).

The offering price shall be such price as is mutually agreeable to the Company and the Agent. The Company shall prepare a private placement memorandum, a subscription and registration rights agreement (the “Subscription Agreement”) and, if required, any other documents which may be necessary to comply with the Exemptions, each of which shall be subject to the Agent’s reasonable approval (the “Offering Documents”). The Agent hereby acknowledges and agrees that the Company, in the Company’s sole discretion, may (1) reject any subscription for Securities presented to the Company by the Agent, (2) withdraw the offering of the Securities at any time, and (3) allot to any prospective investor less than the full amount of Securities sought by it. The Company agrees to enter into a Subscription Agreement with each of the purchasers of the Securities (individually, an “Investor”, and collectively, the “Investors”) substantially on the following terms: (1) the Company will use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”), within thirty (30) days following the closing of the Offering, a registration statement covering the resale of the Securities, and will use its commercially reasonable best efforts to have such registration statement become effective with the SEC as soon as practicable thereafter (with such initial and subsequent 30-day periods being extended by such additional number of days as are attributable to any delay caused by any act or failure to act by any of the Investors or their counsel); (2) if the Company fails to file such registration statement within thirty (30) days following the closing of the Offering, it will be required to pay liquidated damages to each Investor in the Offering equal to two percent (2%) of such Investor’s purchase price for Securities, and an additional two percent (2%) of such Investor’s purchase price for Securities for each additional 30-day period during which such registration statement is not filed (with such initial and subsequent 30-day periods being extended by such additional number of days as are attributable to any delay caused by any act or failure to act by any of the Investors or their counsel); and (3) if such registration statement has not been declared effective under the Securities Act by the SEC within 120 days following the filing date of such registration statement, it will be required to pay liquidated damages to each Investor in the Offering equal to two percent (2%) of such Investor’s purchase price for Securities, and an additional two percent (2%) of such Investor’s purchase price for Securities for each additional 30-day period during which such registration statement is not declared effective by the SEC (with such 120-day period or 30-day periods being extended by such additional number of days as are attributable to any delay caused by any act or failure to act by any of the Investors or their counsel).

The persons listed on Exhibit A attached hereto shall have entered into lock-up agreements substantially in the form attached hereto as Exhibit B, and shall have delivered the same to the Agent, on or prior to the closing of the Offering.

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2.  Fees.

(a)  In consideration of the Agent’s performance of the services described in Section 1 hereof, the Company agrees to pay to the Placement Agents a fee equal to four percent (4.0%) of the gross proceeds of the Offering sold by the Placement Agents (“Commissions”), of which amount no less than thirty percent (30%) will be payable to the Agent and not more than seventy percent (70%) will be payable to the other Placement Agents as a group, if any, listed on Exhibit C attached hereto in accordance with the percentages set out in Exhibit C. The Company shall pay to the Placement Agents all Commissions in full upon the closing of the Offering.

(b)  Regardless of whether or not the Offering is completed or this Agreement is terminated, the Company shall pay all of its expenses in connection with the Offering and shall pay the Agent all reasonable out-of-pocket expenses incurred by the Agent under this Agreement within five (5) business days after being demanded by the Agent in writing with supporting documentation; provided, however, that under no circumstances shall the Company be obligated to pay the Agent an amount in excess of $35,000 (including attorneys’ fees) under this subsection. In the event that the Offering is consummated, then an estimate of expenses shall be paid to the Agent at the closing with the remainder to be remitted upon demand as set forth above.

3.  Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Agent that:

(a)  The Offering Documents, and any amendments or supplements thereto (including the documents that are incorporated therein by reference), will conform in all material respects to any applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any applicable state securities laws, and the Offering Documents, and any amendments or supplements thereto (including the documents that are incorporated therein by reference), will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, except that this representation and warranty will not apply to statements or omissions made in reliance upon and in conformity with information furnished by the Agent in writing to the Company in connection with the Offering Documents, or any amendment or supplement thereto.

(b)  The Company’s counsel will review the applicable registration requirements of the Securities Act and all applicable state securities laws and if the Offering is consummated reach a conclusion that the Exemptions are available to the Company in this Offering and that the Company complies with the Exemptions. The Company complies with the Exemptions.

(c)  All potential investors will be given reasonable access to material information regarding the Company and reasonable opportunity to ask questions of the Company’s executive officers. Notwithstanding the foregoing, the Company shall not be required to disclose to the Agent or any potential investors any material nonpublic information or information regarding the Company’s trade secrets or other proprietary information.

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(d)  The Company makes, with respect to itself and this Agreement, all of the representations made by it in Section 6 of the Subscription Agreement with respect to itself and that agreement.

4.  Representations and Warranties of Placement Agents. The Agent does, and each other Placement Agent will upon its execution and delivery of the Agreement Among Placement Agents, represent and warrant to and agree with the Company, severally (and not jointly or jointly and severally), that:

(a)  Such Placement Agent is familiar or will make itself familiar with all applicable federal and state securities laws and the regulations thereunder which restrict the public sale and distribution of securities without a registration statement, qualification or exemption being in effect with respect thereto. In exercising its duties under this Agreement, such Placement Agent will not cause the Company to be engaged in a public offering, or otherwise take any action or omit to take any action such that the Offering fails to be entitled to the Exemptions.

Such Placement Agent will offer Securities only to those offerees who such Placement Agent reasonably believes are Qualified Investors or are otherwise approved in advance in writing by the Company and will provide certification as to the foregoing upon request by the Company, all in the manner described in the Subscription Agreement. Such Placement Agent will not disclose any material nonpublic information regarding the Company to any offeree, including without limitation, the fact that the Company is considering the private placement of the Securities, without first obtaining an agreement, oral or written, from such offeree that such information is to be kept confidential and used only in connection with the Offering.

Such Placement Agent shall (i) deliver to each prospective investor that agrees to the foregoing, a current copy of the Offering Documents, (ii) maintain and furnish to the Company a list of all prospective investors contacted by such Placement Agent with regard to the Offering, including, if requested by the Company, the addresses of such prospective investors and the name and telephone number of a contact person with respect thereto, and (iii) present to the Company all written offers for the purchase of Securities received by such Placement Agent from any such prospective investors.

(b)  Such Placement Agent shall comply with all applicable federal, state and other regulatory agencies’ securities laws, regulations and rules applicable to the Offering, including, without limitation, those restricting the solicitation of investors and those requiring the delivery to investors of certain information about the Company and the Offering.

(c)  Such Placement Agent shall comply with all applicable laws and the rules of the National Association of Securities Dealers, Inc. in recommending to a customer the purchase, sale or exchange of the Securities.

(d)  Such Placement Agent shall not give to any prospective investor any information, sales or advertising material or make any representation in connection with the Offering other than as contained in the Offering Documents or as otherwise agreed to by the Company which representation includes any untrue statement of any material fact or omission to state a material

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fact necessary to make the representation, in light of the circumstances under which they were made, not misleading, and will distribute such permitted materials in accordance with the legends thereon and applicable securities laws.

5.  Covenants of the Company. The Company agrees with the Agent that until this Agreement terminates pursuant to Section 11 hereof:

(a)  The Company will advise the Agent promptly and consult with the Agent regarding the drafting of the Offering Documents (but not including documents already filed or required to be filed, subsequent to the execution of this Agreement, with the SEC in accordance with Section 12, Section 14 or Section 15 of the Exchange Act) and any amendments or supplements thereto and all related documents, including Subscription Agreements, confidential investor questionnaires, an opinion of counsel to the Company and other documents associated with the Offering. The opinion will be addressed to the Placement Agents and will be substantially in the form attached hereto as Exhibit F.

(b)  The Company will not distribute any Offering Documents or amendments or supplements thereto, that name the Agent as a Placement Agent to any potential investor without the prior written consent of the Agent.

(c)  The Company will furnish to the Agent copies of all Offering Documents in such quantities as the Agent may reasonably request.

(d)  If any event occurs following the Company’s agreement that marketing efforts may commence and prior to the closing of the Offering as a result of which any Offering Documents, as then amended or supplemented (including the documents that are incorporated therein by reference), would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly prepare (and file with the SEC or any state securities commission, if so required) any amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will supply such amended or supplemented Offering Documents to the Agent, in each case as soon as available and in such quantities as the Agent may reasonably request.

(e)  During the period from the date of this Agreement to the completion of the Offering, an officer of the Company shall promptly notify an officer of the Agent of material events which would necessitate modification of any Offering Documents or any amendments or supplements thereto and shall be reasonably responsive to the Agent’s inquiries about the Company’s ongoing operations as they relate to the Offering and the Offering Documents or any amendments or supplements thereto. The Company shall permit the Agent to make such investigations of the business, properties and financial and legal conditions of the Company and its subsidiaries as the Agent may reasonably request provided such investigations shall remain confidential. No such investigation by the Agent, if made, shall affect the representations and warranties of the Company in Section 3 hereof.

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(f)  Except as otherwise agreed to by the Company, as is required by law (including applicable securities laws) or as is necessary to complete its engagement hereunder, the Agent will keep confidential and use solely in the performance of its services hereunder all information which is supplied by the Company and which has not previously entered the public domain, and will not use any such information for its own benefit except in connection with the matters undertaken pursuant to the terms of this engagement. At the termination of this Agreement, upon the request of the Company, the Agent shall return all information and copies thereof furnished by the Company, other than materials which the Agent’s counsel advises it to retain to evidence its due diligence in connection with the performance of its services.

6.  No Liability; Indemnification.

(a)  Neither the Agent or any other Placement Agent, nor any of their respective officers, directors, employees, attorneys, agents, or representatives, or any person controlling the Agent or any other Placement Agent within the meaning of federal and state securities laws (“controlling persons”), will be liable to the Company for any claims, damages, expenses, losses or liabilities of any kind or nature (“Losses”) related to, arising out of, or in connection with their engagement hereunder except to the extent a court having jurisdiction shall have determined by a final nonappealable judgment that such Loss resulted from information furnished by or on behalf of that Placement Agent in writing specifically for use in the Offering Documents or the gross negligence or willful misconduct of such person, in which event the person or persons furnishing such information or so determined to have committed gross negligence or willful misconduct shall not be released by this paragraph 6(a).

(b)  The Company shall (1) indemnify and hold harmless the Agent, the other Placement Agents and the respective directors, officers, agents, employees and controlling persons of the Agent and such other Placement Agents (collectively, the “Agent Indemnified Persons”) from and against any and all Losses of any kind or nature (including reasonable attorneys’ fees) as incurred, to which any Agent Indemnified Person may become subject, to the extent such Losses are related to, arise out of, or arise in connection with, the rendering of services by the Agent or such other Placement Agents hereunder, including, without limitation, (i) any Action (as defined below) or Loss related to, arising out of, or arising in connection with any violation of the registration requirements under the Securities Act or any state or foreign securities law in connection with the offering contemplated by this Agreement, except that a Placement Agent and its directors, officers, agents, employees and controlling persons shall not be indemnified against a registration violation caused by it or them, (ii) any Action or Loss related to, arising out of, or arising in connection with any breach of this Agreement by the Company and (iii) any Action or Loss related to, arising out of, or arising in connection with any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents, or any amendment or supplement thereto (including any document incorporated therein by reference), or related to or arising out of the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading; provided, however, that in the case of this clause (iii) the Company shall not be liable to a particular Placement Agent if and to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with information furnished by or on behalf of that Placement Agent in writing specifically for use in the Offering Documents; provided, however, that in any instance under this paragraph 6(b)

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an Agent Indemnified Person shall not be entitled to be indemnified and held harmless hereunder to any extent that a court having jurisdiction shall determine by a final nonappealable judgment that such Losses resulted from the gross negligence or willful misconduct of such Agent Indemnified Person; and (2) reimburse each Agent Indemnified Person promptly for any reasonable legal or other out of pocket expenses incurred by it, as they are incurred and for which reasonably satisfactory documentation is provided to the Company, to the extent they relate to matters for which the Agent Indemnified Person is entitled to indemnification hereunder, in connection with investigating, preparing to defend or defending or providing evidence in any lawsuits, claims or other proceeding (“Actions”) related to, arising out of, or in connection with, the rendering of services by the Agent or such other Placement Agents hereunder; provided, however, that in the event a final nonappealable judicial determination is made to the effect that one or more Agent Indemnified Persons that makes a claim for indemnification under this paragraph 6(b) is not entitled to be so indemnified under this paragraph 6(b), such Agent Indemnified Person who is subject to such determination will remit to the Company any amounts previously reimbursed under this subparagraph 6(b)(2).

(c)  Each Placement Agent, severally (and not jointly or jointly and severally), shall (1) indemnify and hold harmless the Company and each of its directors, officers, agents, employees and controlling persons (together with the Company, collectively called the “Company Indemnified Persons”) from and against any and all Losses of any kind or nature (including reasonable attorneys’ fees) as incurred, to which the Company or any other Company Indemnified Person may become subject, to the extent such Losses are related to, arise out of, or arise in connection with, the breach of this Agreement by such Placement Agent or the gross negligence or willful misconduct of such Placement Agent; and (2) reimburse each Company Indemnified Person promptly for any reasonable legal or other out of pocket expenses incurred by it, as they are incurred and for which reasonably satisfactory documentation is provided to the indemnifying Placement Agent, to the extent such expenses relate to matters for which the Company Indemnified Person is entitled to indemnification hereunder, in connection with investigating, preparing to defend or defending or providing evidence in any Actions to the extent they relate to such matters. The indemnification provided under this paragraph 6(c) includes, without limitation, any Action or Loss arising from or in respect of any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents, or any amendment or supplement thereto, or related to or arising out of the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in any such case only if and to the extent such misstatement or omission, or alleged misstatement or omission, was made in conformity with information furnished by or on behalf of such Placement Agent in writing specifically for use in the Offering Documents; provided, however, that in the event a final nonappealable judicial determination is made to the effect that one or more Company Indemnified Persons that makes a claim for indemnification under this paragraph 6(c) is not entitled to be so indemnified under this paragraph 6(c), such Company Indemnified Person who is subject to such determination will remit to the Placement Agent any amounts previously reimbursed under this subparagraph 6(c)(2).

(d)  Each indemnifying party agrees that the indemnification and reimbursement commitments set forth in this paragraph 6 shall apply whether or not an Indemnified Person is a formal party to any such Actions. The Company further agrees that without the Agent’s prior

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consent, which will not be unreasonably withheld, any settlement of a lawsuit, claim or other proceeding against the Company arising out of the engagement contemplated by this Agreement that is entered into by the Company shall include an explicit release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons, which release shall be reasonably satisfactory to the Agent.

(e)  No Indemnified Person may, without the indemnifying party’s prior written consent (which will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment to any pending or threatened Action in respect of which indemnification may be sought hereunder. Promptly after receipt by an Indemnified Person of notice of any intention or threat to commence an Action or notice of the commencement of any Action, such Indemnified Person will, if a claim in respect thereof is to be made against an indemnifying party pursuant hereto, promptly notify the indemnifying party in writing of the same; provided, however, that any delay or failure to give such notice shall not prejudice the rights of the Indemnified Person to be indemnified hereunder except to the extent that the indemnifying party is actually prejudiced by such delay or failure. In case any such Action is brought against any Indemnified Person, the indemnifying party may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person. An Indemnified Person may retain separate counsel to participate in the defense of any such Action, which shall be at its own expense unless such counsel advises the indemnifying party in writing that the same counsel may not represent the indemnifying party and such Indemnified Person under applicable ethical standards; provided, however, that in no event shall an indemnifying party be required to pay fees and expenses for more than one firm of attorneys representing all of the persons entitled to indemnification hereunder (with the exception of local counsel where reasonably required).

(f)  THE COMPANY UNDERSTANDS AND ACKNOWLEDGES THAT THE INDEMNIFIED PERSONS ARE RELEASED BY SECTION 6(a) FROM LIABILITY FOR THEIR OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT DETERMINED AS STATED THEREIN) AND EACH PARTY UNDERSTANDS THAT THE INDEMNIFIED PARTIES ARE INTENDED TO BE INDEMNIFIED AND HELD HARMLESS BY SECTION 6(b) AGAINST THEIR OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT DETERMINED AS STATED THEREIN).

(g)  The Company, the Agent and the Placement Agents agree that if any indemnification or reimbursement sought pursuant to paragraph 6 is determined by a court having jurisdiction by a final nonappealable judgment to be unavailable other than for the reasons provided for in Section 6, then the Company and the Placement Agents shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits received by, and fault of, the Company on the one hand, and each Placement Agent on the other hand (severally and not jointly or jointly and severally), in connection with the transactions to which such indemnification or reimbursement relates, and other equitable considerations; provided, however, that in no event shall the amount to be contributed by any Placement Agent pursuant to this paragraph 6(g) exceed the amount of the fees actually received by such Placement Agent under this Agreement.

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7.  Allocation of Fees. If, on or prior the date of closing of the Offering, any proposed Placement Agent whose name is set forth on Exhibit C shall fail to execute the Agreement Among Placement Agents and participate in the Offering, the fee that such Placement Agent would have received shall be allocated to the participating Placement Agents in the proportion that their respective fee allocations set forth on Exhibit C bear to the aggregate fee percentage that would exist in the absence of the fee contemplated to be paid to the nonparticipating Placement Agent.

8.  Notice. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication if addressed to the intended recipient as set forth below shall be deemed to be duly given either when personally delivered or two days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one day after it is delivered to a commercial overnight courier, or upon confirmation if delivered by facsimile:

If to the Company:

Carrizo Oil & Gas, Inc.
1000 Louisiana, Suite 1500
Houston, TX 77002
Attn: Mr. Paul F. Boling
Chief Financial Officer
Telephone: (713) 328-1000
Facsimile: (713) 358-6473

With copy to:

Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, TX 77002
Attn: Gene J. Oshman, Esq.
Telephone: (713) 229-1178
Facsimile: (713) 229-7778

If to the Agent:

Johnson Rice & Company L.L.C.
639 Loyola Avenue, Suite 2775
New Orleans, LA 70113
Attn: Joshua C. Cummings, Partner
Telephone: (504) 584-1247
Facsimile: (504) 566-0742

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With copy to:

Porter & Hedges, L.L.P.
1000 Main Street, 36th Floor
Houston, TX 77002
Attn: Robert G. Reedy
Telephone: (713) 226-6674
Facsimile: (713) 226-6274

Any party may give any notice, request, demand, claim, or other communication hereunder using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which such notices, requests, demands, claims, or other communications are to be delivered by giving the other parties notice in the manner herein set forth.

9.  Benefit and Non-Assignment. This Agreement is made solely for the benefit of the Agent and the other Placement Agents, the Company, their respective officers and directors and any controlling person referred to in Section 15 of the Securities Act, the respective Indemnified Persons, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. Notwithstanding the foregoing, this Agreement may not be assigned by the Agent without the prior written consent of the Company or assigned by the Company without the prior written consent of the Agent. The term “successor” or the term “successors and assigns” as used in this Agreement shall not include any purchasers, as such, in the Offering. the Agent is acting on behalf of itself and the other Placement Agents and may enter into any amendment or waiver of the provisions hereof on behalf of such Placement Agents.

10.  Survival. Subject to any applicable statutes of limitations, the respective agreements, representations, warranties, covenants and other statements, of the Agent or the Company or their officers as set forth in or made pursuant to this Agreement shall survive and remain in full force and effect for a period of two (2) years, regardless of (i) any investigation made by or on behalf of the Agent or the Company or any such officer or director thereof or any controlling person of the Company or the Agent and (ii) delivery of or payment for the Securities. Any successor of the Company or the Agent or any controlling person, officer or director thereof, as the case may be, shall be entitled to the benefits hereof. Notice of a claim or Loss shall toll the expiration of each agreement, representation, warranty, covenant and other statement on which such claim or Loss is based.

11.  Termination. Either party may, at its option, terminate this Agreement prior to the Closing of the Offering upon giving the other party written notice in the event that (a) the other party fails to cure any violation of its representations and warranties in Section 3 or 4 hereof, as applicable, within 15 days after the non-terminating party receives written notice of such violation, or (b) the other party fails to comply in any material respect with any of its covenants, including, in the case of the Company, those in Section 5 hereof. Notwithstanding any other provision in this Agreement, this Agreement shall terminate on the earlier of (i) August 8, 2006

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or (ii) the closing of the Offering; provided, however, that the Company and the Agent may mutually agree to extend such deadline; provided further, however, that except as otherwise provided herein, neither the termination, for any reason, of this Agreement nor the Closing of the Offering shall affect (1) any compensation earned by the Agent up to the date of termination or completion, as the case may be; (2) the reimbursement of expenses incurred by the Agent up to the date of termination or completion, as the case may be; (3) the release and indemnification provisions of Section 6 hereof, all of which shall remain operative and in full force and effect; (4) the representations and warranties in Sections 3 and 4 hereof; and (5) any liability for breaches that occur prior to the date of termination.

12.  Governing Law. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of Texas without regard to the conflict of laws principles thereof.

13.  Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

[signature page follows]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Placement Agents in accordance with its terms.

Very truly yours,

JOHNSON RICE & COMPANY L.L.C.

By: /s/ Joshua C. Cummings
Name:Joshua C. Cummings
Title:Partner

Accepted this 25th day of July, 2006

CARRIZO OIL & GAS, INC.

By: /s/ Paul F. Boling
Paul F. Boling
Chief Financial Officer

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